Exhibit 10.6

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (the “Agreement”) is entered into by and between Exela Technologies, Inc. (the “Company”) and James G. Reynolds (the “undersigned”), as of May 15, 2020 (the “Effective Date”).

RECITALS

WHEREAS, prior to the Effective Date, the undersigned has served the Company as its Chief Financial Officer and as a member of its Board of Directors (the “Board”); and

WHEREAS, the Company and the undersigned have mutually agreed that, effective as of the Effective Date, the undersigned shall resign from his role as Chief Financial Officer of the Company and all other officer and director positions with the Company and its subsidiaries, other than as a member of the Board, in each case subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the undersigned hereby agree as follows:

1.         Effect of the Effective Date; Services Following the Effective Date.

(a)        Effective as of the Effective Date, the undersigned does hereby resign as Chief Financial Officer of the Company and all other officer and director positions with the Company and its subsidiaries, other than as a member of the Board. The undersigned shall execute such resignation letters and other instruments as may be reasonably requested by the Company or any subsidiary from time to time to evidence such resignations.

(b)        From and after the Effective Date, the undersigned shall continue to serve as a member of the Board as a Class B Director, subject to the Second Amended and Restated Certificate of Incorporation of the Company, dated July, 12, 2017 (the “Certificate of Incorporation”), and the By Laws of the Company (the “By Laws”), in each case as such instruments may be amended from time to time.

(c)        From and after the Effective Date, as a non-employee member of the Board, the undersigned shall be entitled to payment and expense reimbursement pursuant to the Company’s director remuneration and expense reimbursement policies applicable to non-employee members of the Board as in effect from time to time; provided that, for the avoidance of doubt, the undersigned shall not be entitled to the initial equity grant provided to newly appointed non-employee directors and the undersigned’s remuneration for 2020 shall be pro-rated based on the number of days remaining in the year from the Effective Date through December 31, 2020.

2.         Treatment of Company Stock Options.

(a)        The undersigned currently holds the following equity incentive awards granted to him by the Company under the Company’s 2018 Stock Incentive Plan (the “Stock Incentive Plan”):

i.          Options to purchase 110,000 shares of the Company’s common stock granted on August 31, 2018 with a per share exercise price of $5.98; and

ii.         Options to purchase 110,000 shares of the Company’s common stock granted on August 26, 2019 with a per share exercise price of $1.30 (the options referred to in clause i. and clause ii., collectively, the “Options”).

(b)        As permitted under the Stock Incentive Plan, the Company and the undersigned acknowledge and agree that the resignations of the undersigned herein shall not constitute a “Termination” under the Stock Incentive Plan with respect to the Options by reason of the undersigned’s continued service to the Company as a member of the Board, with the following agreed consequences: (1) the forfeiture of the unvested portion of the Options shall not occur by reason of such resignations; (2) the unvested Options shall continue to vest during the undersigned’s continued service to the Company as a member of the Board; and (3) the obligation to exercise vested Options within a limited period of time following a “Termination” shall not be applicable during the undersigned’s continued service to the Company as a member of the Board.

(c)        The Company and the undersigned further agree that, if the undersigned fails to be re-elected to the Board, or is otherwise removed as a director or resigns his position as a director on the Board and the undersigned is at that time no longer of continued service to the Company in any other capacity (the date the undersigned no longer is of service to the Company as a member of the Board or in any other capacity, the “Separation Date”), then the vested Options held by the undersigned as of the Separation Date may be exercised for a period of two (2) years following the Separation Date or until the Options’ stated expiration date, whichever is earlier.

3.         Cash Severance Payment and Continued Benefits.

(a)        In consideration of the undersigned’s entry into this Agreement and the performance of his obligations hereunder, the Company shall pay the undersigned a cash severance payment of $1,700,000 (the “Severance Payment”). The Severance Payment shall be paid (net of applicable tax withholdings) as follows: (x) $566,666.66 of the Severance Payment shall be paid in a cash lump sum through the Company’s payroll within one (1) business day following the Effective Date; (y) $566,666.66 of the Severance Payment shall be paid in a cash lump sum through the Company’s payroll on August 15, 2020 and (z) the remaining $566,666.66 of the Severance Payment shall be paid in a cash lump sum through the Company’s payroll on May 15, 2021. The Severance Payment is intended to be in the nature of salary continuation and is being paid for the purpose of providing financial assistance to the undersigned during the period between the Effective Date and the date of commencement of employment with a future employer, and in no event shall be considered a bonus or other incentive-based payment. The undersigned shall have no obligation to mitigate the amount of the Severance Payment nor shall the Severance Payment be subject to recoupment or reduction for future wages or otherwise, other than for applicable tax withholdings.

(b)        Subject to the undersigned’s enrollment in COBRA continuation coverage, the Company shall, for the 18 month period following the Transition Date or, if earlier, until the date the undersigned is no longer eligible for COBRA continuation coverage, continue the undersigned’s medical insurance coverage, as well as the insurance coverage for the undersigned’s spouse and eligible children who are currently participating in such coverage (the “Benefit Continuation”), upon the same terms and otherwise to the same extent as such coverage is provided to active employees of the Company who were similarly situated to the undersigned, and the Company and the undersigned shall share the costs of the Benefit Continuation in the same proportion as such costs are shared between the Company and active employees of the Company who were similarly situated to the undersigned. Any portion of the monthly expense of the Benefit Continuation for which the Company is responsible shall be in the form of reimbursement for the COBRA continuation premiums in accordance with the customary practice of the Company.

(c)        Following the Effective Date, the undersigned shall be entitled to (x) vested employee benefits under the Company’s employee benefit plans to which the undersigned is entitled as a former employee of the Company (provided, that for the avoidance of doubt, the benefits set forth in Section 3(a) of this Agreement are in lieu of, and not in addition to, any severance or termination benefits payable under any plan or arrangement sponsored or agreed to by the Company or of its subsidiaries), (y) reimbursement of any business expenses properly incurred prior to the Transition Date under the Company’s expense reimbursement policy and (z) any benefits (e.g., COBRA continuation coverage) to which he is entitled under applicable law.

(d)        Notwithstanding the foregoing, in the event that any amount of cash is paid prior to the expiration of the Revocation Period (as defined below) and the undersigned revokes this Agreement as provided herein following such payment, the undersigned shall include with such notice of revocation the repayment of the amount so paid.

4.         Cooperation and Assistance; Transaction Bonuses.

(a)        The undersigned shall provide the Company with such assistance and cooperation as may be reasonably requested by the Company, whether legal, financial or otherwise. Any such request shall reasonably take into account the other commitments of the undersigned, including future employment. In the provision of such services, the undersigned shall take direction from, and shall report to, the Board and such other executive officers of the Company as the Board may designate from time to time depending on the nature of the services requested. The undersigned acknowledges that such cooperation and assistance may relate to any matter as to which the Company determines such services may be helpful, including without limitation (i) the ongoing business and affairs of the Company generally, (ii) specific matters concerning the transition of duties to the undersigned’s successors and (iii) appearing before and providing truthful and complete information to judicial, administrative, governmental or regulatory authorities in connection with any investigation and/or proceedings regarding or involving the Company and its subsidiaries.

(b)        In connection with the undersigned’s cooperation and assistance under clause (a) of this Section 4, the undersigned shall be entitled to receive reimbursement of reasonable documented out-of-pocket expenses incurred in connection with such services; provided, that any single or related expenses in excess of $2,500 to be incurred (e.g., airfare or hotel accommodations) shall be subject to the advance approval of the Company. Invoices, and any reasonable supporting documentation requested by the Company, shall be provided by the undersigned to the

Company on a basis not less frequently than quarterly, and the Company shall provide such reimbursement within thirty (30) days following the receipt of any such invoice.

(c)        In addition to the fee referred to in Section 4(b) of this Agreement, if the Company shall, during the three months following the Effective Date, enter into one or more definitive agreements providing for the sale of a material portion of the outstanding stock or assets of the specified business of the Company set forth on Schedule 1 hereto, then, as consideration for the assistance by the undersigned in the identification, negotiation and/or execution of each such transaction, the undersigned shall, upon the closing of any such transaction, be entitled to be paid a success fee in a lump sum in cash in an amount equal to three percent (3%) of the enterprise value of the business or assets involved in such transaction (i.e., cash purchase price paid by the buyer plus (if applicable) the amount of any debt or other liabilities assumed by the buyer less (if applicable) the amount of cash or cash equivalents acquired by the buyer, as determined in good faith by the Company). Each transaction bonus shall be paid in a lump sum in cash at the closing of the transaction that creates such bonus; provided, that if any material amount of consideration is deferred (for example, due to installment payments, escrows, earnouts or similar features), the amount of the transaction bonus corresponding to such deferred payment shall be paid to the undersigned in cash if and to the extent that such deferred amount is actually paid to the Company.

5.         Continued Right to Indemnification; Advancement of Expenses.

(a)        Nothing in this Agreement shall be construed to limit the right of the undersigned to full indemnification in respect of his service to the Company and its subsidiaries under Article SIXTH of the Certificate of Incorporation and Article VII of the By Laws, as an insured under any directors and officers liability insurance policy maintained by the Company or any of its subsidiaries, or under applicable law.

(b)        In no event shall the rights of indemnification provided to the undersigned by the Company be less than the indemnification provided by the Company to other former officers of the Company.

(c)        As provided under Section 7.4 of the By Laws, upon presentation by the undersigned of invoices and such reasonable supporting documentation as the Company may reasonably require, the Company does hereby agree to advance the expenses (including attorneys’ fees) incurred by the undersigned in respect of any matter to which Article SIXTH of the Certificate of Incorporation and Article VII of the By Laws applies, subject to the rights of recoupment by the Company under the conditions provided therein and the Company’s receipt of an undertaking from the undersigned as provided therein.

6.         Confidentiality; Non-Disparagement.

(a)        Confidentiality. The undersigned recognizes and acknowledges that the undersigned has received, and in his capacity as a non-employee member of the Board will receive, certain confidential and proprietary information and trade secrets of the Company and its subsidiaries, including, without limitation, customer information, pricing information, financial plans, business plans, business concepts, supplier information, know-how and intellectual property and materials related thereto (the “Confidential Information”). The undersigned agrees that the undersigned will not, directly or indirectly, disclose or use in any manner any Confidential Information, except in connection with the carrying out of the undersigned’s services as a non-employee member of the Board, or as required by applicable law.

(b)        Nondisparagement.

i.          The undersigned shall not, in any communications with any third party, criticize, ridicule or make any statement which disparages, portrays in a negative light, is derogatory of, or otherwise impairs the reputation, goodwill or commercial interests of, the Company or any of its subsidiaries, or any of their officers, directors or employees.

ii.         Neither the Company nor any of its subsidiaries (by press release or other formal statement) shall criticize, ridicule or make any statement which disparages, portrays in a negative light, is derogatory of, or otherwise impairs the reputation, goodwill or commercial interests of the undersigned. In addition, the Company shall use reasonable efforts to cause its subsidiaries and the officers and directors of each of the Company and its subsidiaries not to, in any communications with any third party, criticize, ridicule or make any statement which disparages, portrays in a negative light, is derogatory of, or otherwise impairs the reputation, goodwill or commercial interests of the undersigned.

(c)        Notwithstanding the foregoing, no provision of this Agreement shall be construed to (x) prohibit the undersigned or the Company from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the

Company or any of its subsidiaries by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company or its subsidiaries or the undersigned that the undersigned or the Company reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company or any subsidiary or (y) require the undersigned or the Company to obtain the approval of, or give notice to, the Company or any of its employees or representatives, or the undersigned, as applicable, to take any action permitted under clause (x).

(d)        Under the U.S. Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (the “Act”), persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure. The undersigned acknowledges that the undersigned has hereby received adequate notice of this immunity, such that the Company is entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees. Nothing in this Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act.

(e)        Notice. “An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

7.         Non-Competition; Non-Interference.

(a)        Non-Competition.  During the Restricted Period, the undersigned shall not, directly or indirectly, individually or on behalf of any person, company, enterprise, or entity, or as a sole proprietor, partner, shareholder, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in any Competitive Activities in any other jurisdiction in which the Company or any of its subsidiaries is actively engaged in business.

(b)        Non-Interference. During the Restricted Period, the undersigned shall not, directly or indirectly for his own account or for the account of any other individual or entity, engage in Interfering Activities.

(c)        Definitions. For purposes of this Agreement:

i.          “Business Relation” shall mean any current or prospective client, customer, licensee, or other business relation of the Company or any of its subsidiaries, or any such relation that was a client, customer, licensee, supplier, or other business relation within the six (6) month period prior to the termination of the Effective Date, in each case, to whom the undersigned provided services, or with whom the undersigned transacted business, or whose identity became known to the undersigned in connection with his relationship with or employment by the Company.

ii.         “Competitive Activities” shall mean any business activity that is competitive with the then current business activities of the Company or any of its subsidiaries or any business activities that are demonstrably planned as of the Effective Date.

iii.        “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, the Company or any of its subsidiaries to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company or any of its subsidiaries; (B) other than the one individual separately identified to the Company concurrently herewith, hiring any individual who was employed by the Company or any of its subsidiaries within the six (6) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company or any of its subsidiaries, or in any way interfering with the relationship between any such Business

Relation and the Company or any of its subsidiaries.

iv.        “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

v.         “Restricted Period” shall mean the period commencing on the Effective Date and ending on the twelve (12) month anniversary of the Effective Date.

(d)        Reasonableness of Restrictions. The undersigned hereby acknowledges and recognizes the highly competitive nature of the Company’s business, that access to Confidential Information renders the undersigned special and unique within the Company’s industry, and that the undersigned has had the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company during the course of and as a result of his employment with the Company. In light of the foregoing, the undersigned recognizes and acknowledges that the restrictions and limitations set forth in this Section 7 are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company and its subsidiaries. The undersigned acknowledges further that the restrictions and limitations set forth in this Section 7 will not materially interfere with his ability to earn a living following the Effective Date.

(e)        Injunctive Relief. The undersigned expressly acknowledges that, because his services are personal and unique and because the undersigned did and will have access to Confidential Information, any breach or threatened breach of any of the terms and/or conditions set forth in this Section 7 may result in substantial, continuing, and irreparable injury to the Company and its subsidiaries for which monetary damages would not be an adequate remedy. Therefore, the undersigned hereby agrees that, in addition to any other right or remedy that may be available to the Company in law or in equity, any of the Company or its subsidiaries shall be entitled to injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Section 7 without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or posting a bond and without liability should relief be denied, modified or vacated. Notwithstanding any other provision to the contrary, the undersigned acknowledges and agrees that the Restricted Period shall be tolled during any period of violation of any of the covenants in this Section 7 and during any other period required for litigation during which the Company or any of its subsidiaries seeks to enforce such covenants against the undersigned if it is ultimately determined that the undersigned was in breach of such covenants.

(f)        The undersigned further hereby acknowledges that his continued compliance with the covenants of this Section 7 is a condition of the undersigned receiving the benefits and payments described in Sections 2 through 4 of this Agreement and upon any breach of the covenants set forth in this Section 7, in addition to any other damages or equitable relief to which the Company may be entitled, the Company shall no longer be obligated to provide the undersigned any unpaid portion of the amounts and benefits described in Sections 2 through 4 of this Agreement.

8.         Release. Other than the Excluded Claims, for and in consideration of the severance benefits described in Sections 2 through 4 of this Agreement, and other good and valuable consideration, the undersigned, hereby for and on behalf of himself and his heirs, administrators, executors, and assigns, effective as of the date on which this Agreement becomes effective pursuant to its terms, does fully and forever release, remise, and discharge each of the Company and each of its direct and indirect subsidiaries, and their respective successors and assigns, together with their respective current and former officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that the undersigned had, may have had, or now has against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to the undersigned’s employment or the termination of the undersigned’s employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. The release of claims in this Agreement includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988 and the Equal Pay Act of 1963, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law other than with respect to the Excluded Claims.

The undersigned hereby acknowledges and agrees that as of the date he executes this Agreement, the undersigned has no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.

By executing this release, the undersigned specifically releases all claims relating to his employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

Notwithstanding any provision of this Agreement to the contrary, by executing this Agreement, the undersigned is not releasing claims relating to any of the following (each an “Excluded Claim”): (i) any claims relating to his rights under this Agreement and those instruments and agreements referred to herein (including, if applicable, as modified by this Agreement), including without limitation relating to equity compensation referred to in Section 2, the severance payment and benefits referred to in Section 3, and the right to director and officer indemnification and insurance coverage referred to in Section 5; (ii) rights to vested employee benefits as a former employee of the Company (other than any severance or termination benefits payable under any plan or arrangement sponsored or agreed to by the Company or of its subsidiaries); (iii) any claims that cannot be waived by law; and (iv) any claims, cross-claims or counterclaims that the undersigned determines, reasonably and in good faith, are reasonably related to any claim made against the undersigned following the Effective Date by the Company or any of its subsidiaries, or by the shareholders of the Company.

The undersigned hereby expressly acknowledges and agrees that the undersigned–

•           Is able to read the language, and understand the meaning and effect, of this Agreement;

•           Has no physical or mental impairment of any kind that has interfered with the undersigned’s ability to read and understand the meaning of this Agreement or its terms, and that the undersigned is not acting under the influence of any medication, drug, or chemical of any type in entering into this Agreement;

•           Is specifically agreeing to the terms of the release contained in this Agreement because the Company has agreed to pay him the amounts set forth herein in consideration for his agreement to accept it in full settlement of all possible claims the undersigned might have as of the date this Agreement is executed by the undersigned or might have ever had at any time prior to the date this Agreement is executed by the undersigned, and because of the undersigned’s execution of this Agreement;

•           Acknowledges that, but for his execution of this Agreement, the undersigned has no contractual entitlement to the severance benefits described in Sections 2 through 4 of this Agreement;

•           Understands that, by entering into this Agreement, the undersigned does not waive rights or claims under ADEA that may arise after the date the undersigned executes this Agreement;

•           Had or could have had twenty-one (21) calendar days from the date of his termination of employment (the “Release Expiration Date”) in which to review and consider this Agreement, and that if the undersigned executes this Agreement prior to the Release Expiration Date, the undersigned has voluntarily and knowingly waived the remainder of the review period;

•           Has not relied upon any representation or statement not set forth in this Agreement made by the Company or any of its representatives;

•           Was advised to consult with his attorney regarding the terms and effect of this Agreement; and

•           Has signed this Agreement knowingly and voluntarily.

The undersigned represents and warrants that he has not previously filed, and to the maximum extent permitted by law agrees that he will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, the undersigned has filed or files such a complaint, charge, or lawsuit regarding any of the claims released herein, the undersigned agrees that the undersigned shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom the undersigned has filed such a complaint, charge, or lawsuit. Notwithstanding anything to the contrary, nothing herein shall prevent or restrict the undersigned from (i) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency; (ii) truthfully responding to or complying with a subpoena, court order, or other legal process; or (iii) exercising any rights the undersigned may have under applicable labor laws to engage in concerted activity with other employees; provided, however, that undersigned hereby forgoes any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where his right to receive such a monetary benefit is otherwise not waivable by law.

The undersigned hereby agrees to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agrees not to seek further employment with the Company or any other member of the Group.

Notwithstanding anything contained herein to the contrary, this Agreement will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days immediately following the date of its execution by the undersigned (the “Revocation Period”), during which time the undersigned may revoke his acceptance of this Agreement by notifying the Company and the Board, in accordance with Section 9 below. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Agreement. Provided that the Agreement is executed and the undersigned does not revoke it during the Revocation Period, the eighth (8th) calendar day following the date on which this Agreement is executed shall be its effective date. The undersigned acknowledges and agrees that if the undersigned revokes this Agreement during the Revocation Period, this Agreement will be null and void and of no effect in its entirety, and neither the Company nor any other member of the Group will have any rights or obligations hereunder, including to pay or provide the undersigned the amounts and benefits described in Sections 2 through 4 of this Agreement.

9.         Notices. Notices provided hereunder will be deemed to be given when delivered in writing by email, with a copy of any such notice also to be sent by overnight courier. All notices to the Company shall be addressed to the Company at:

Exela Technologies, Inc.

2701 East Grauwyler Road

Irving, TX 75061

Attention: Deputy General Counsel

Email: erik.mengwall@exelatech.com

All notices to the undersigned will be sent by email with a copy of any such notice also to be sent by overnight courier addressed to the most recent email and mailing address for the undersigned reflected in the Company’s records (or such other address as the undersigned may from time to time specify to the Company).

10.       Miscellaneous. All payments to be made or benefits to be provided to the undersigned in accordance with this Agreement shall be made net of all applicable income and employment taxes required to be withheld from such payments. No party to this Agreement may assign this Agreement without the express written consent of the other parties, such consent not to be unreasonably withheld. The rights and obligations of the parties under this Agreement may be amended, modified, waived or discharged only with the written consent of the parties hereto. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. If any provision in this Agreement is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. This Agreement constitutes the entire agreement and understanding between the Company and its subsidiaries and the undersigned with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the undersigned and the Company relating to such subject matter. The parties to this Agreement agree to cooperate and to take such steps as may be reasonably necessary to give full effect to the transactions contemplated by this Agreement. This Agreement may be executed and delivered in counterparts (including via facsimile or .pdf file or by electronic delivery), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Notwithstanding anything to the contrary contained herein, in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on the undersigned by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or any damages for failing to comply with Section 409A of the Code, other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code.

The undersigned hereby acknowledges and agrees that each member of the Group shall be a third-party beneficiary to the releases set forth in Section 8, with full rights to enforce this Agreement and the matters documented herein.

11.       Attorneys’ Fees for this Agreement. Upon presentation by the undersigned of an invoice within thirty (30) days following the Effective Date, the Company shall reimburse the undersigned for up to $30,000 of the attorneys’ fees incurred by him in connection with the entry into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and the Company as of the first date written above.

EXELA TECHNOLOGIES, INC.

/s/ Ronald Cogburn
By:	Ronald Cogburn
Title:	CEO

/s/ James G. Reynolds
James G. Reynolds